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                                                                   Exhibit 10.34


                     MARYLAND MULTI-TENANT INDUSTRIAL LEASE

                             INGLEWOOD TECH CENTER I

                                 by and between

                   ROUSE COMMERCIAL PROPERTIES, INC., Landlord

               by ROUSE OFFICE MANAGEMENT, INC., Authorized Agent,

                                       and

                             INPHONIC, INC., Tenant

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                     MARYLAND MULTI-TENANT INDUSTRIAL LEASE

                             INGLEWOOD TECH CENTER I

     THIS LEASE is made and entered into as of February 26, 2001 (intended to be effective as of December 1, 2000) by and between ROUSE COMMERCIAL PROPERTIES, INC., a Maryland corporation ("Landlord") by ROUSE OFFICE MANAGEMENT, INC., Authorized Agent, and INPHONIC, INC., a Maryland corporation ("Tenant").

     In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

     1.   SUMMARY OF TERMS.

     The following is a summary of the principal terms of the Lease. Any capitalized term set forth below shall, for the purposes of this Lease, have the meaning ascribed to it in this Section

     A.   Description of Premises

          (1) Building: The building known as Inglewood Tech Center I and located at 9301 Peppercorn Place, Largo, Maryland 20774.

          (2)  Business Community:  Inglewood Business Community

          (3) Premises: Approximately 34,929 square feet of Rental Area in the Building as shown on Schedule A.

          (4) Protective Covenants: Declaration of Protective Covenants - Inglewood, A Planned Business Community, dated December 17, 1980, recorded among the Land Records of Prince George's County, Maryland, in Liber 5350, folio 305, as amended.

          (5) Permitted Use. The Premises shall be used solely for the operation of a business office.

     B.   Rent

          (1)  Annual Basic Rent:

                         PSF             Annual            Monthly
                         ---             ------            -------
Period                   Basic Rent      Basic Rent        Installment
------                   ----------      ----------        -----------
12/l/00 - 5/31/01:       $3.81           $133,079.49       $11,089.96
6/l/01 - 9/30/02:        $4.92           $171,850.68       $14,320.89

          (2)  Advance Rent: None.

          (3)  Security Deposit: None.

     C.   Adjustments.

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          (1)  Base Operating Costs.  None.

          (2)  Adjustment Period Consumer Price Index.  Intentionally omitted.

     D.   Term

          (1)  Term:  One (1) year, ten (10) months, subject to Section 4.

          (2)  Lease Commencement Date:  December 1, 2000, subject to Section 4.

          (3)  Termination Date:  September 30, 2002, subject to Section 4.

     E.   Notice and Payment

          (1)  Tenant Notice Address:
               Mr. Don Chariton
               InPhonic, Inc.
               1010 Wisconsin Avenue, N.W.
               Washington, D.C., 20007

          (2)  Landlord Notice Address:
               Rouse Office Management, Inc.
               Suite 302
               9200 Basil Court
               Largo, Maryland 20774-5309

               with a copy to:
               Rouse Office Management, Inc.
               c/o The Rouse Company
               10275 Little Patuxent Pkwy
               Columbia, Maryland 21044
               Attention: General Counsel

          (3)  Landlord Payment Address:
               Rouse Commercial Properties, Inc.
               P.O. Box 62190
               Baltimore, Maryland 21264-2190

     F.   Broker
               None

     2.   DEFINITIONS.

     For purposes of this Lease, the Schedules attached and made a part hereof and all agreements supplemental to this Lease, the following terms shall have the respective meanings as set forth in the following Section, subsection, paragraph and Schedule references: Reference

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     Additional Rent.............................................         6.3
     Alterations.................................................        15.1
     Annual Basic Rent...........................................         I.B
     Bankruptcy Code ............................................        19.1
     Building ...................................................        1.A.
     Building Service Equipment .................................         8.2
     Casualty ...................................................        17.1
     Default Rate ...............................................         6.5
     Event of Default ...........................................        20.1
     Event of Tenant's Bankruptcy ...............................        19.1
     Fractional Share ...........................................         7.1
     Insolvency Laws ............................................        19.1
     Landlord Notice Address ....................................        1.E.
     Landlord Payment Address ...................................        1.E.
     Lease Commencement Date ....................................         1.D
     Mortgage ...................................................          27
     Mortgagee ..................................................          27
     Operating Costs ............................................         7.1
     Operating Costs Statement ..................................         7.2
     Operating Year .............................................         7.1
     Permitted Use ..............................................        1.A.
     Premises ...................................................        1.A.
     Property ...................................................         7.1
     Protective Covenants .......................................        I.A.
     Public Areas................................................  Schedule C
     Renewal Term ...............................................         4.3
     Rental Area ................................................           3
     Rental Year ................................................         6.1
     Rules and Regulations ......................................           9
     Tenant Notice Address ......................................        1.E.
     Tenant's Share of Operating Costs ..........................         7.2
     Tenant's Personal Property .................................        15.3
     Term .......................................................         4.1
     Termination Date ...........................................        1.D.
     Transfer ...................................................          25

     3.   LEASED PREMISES; MEASUREMENT.

     3.1. Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as shown on the plan attached hereto as Schedule A, together with the right to use, in common with others, the Common Area. The rental area of the Premises ("Rental Area") has been computed in accordance with the applicable formula set forth in Schedule X attached hereto and made a part hereof.

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     4.   TERM AND COMMENCEMENT OF TERM.

     4.l. Term. The term of this Lease (the "Term") shall commence on the Lease Commencement Date and shall be for the period of time specified in Section I.D.(1) plus the part of the month, if any, from the Lease Commencement Date to the first day of the first full calendar month in the Term, unless earlier terminated pursuant to any other provision of this Lease or pursuant to law. At Landlord's request, Tenant shall promptly enter into one or more supplementary written agreements, in such form as Landlord shall reasonably prescribe, specifying the Lease Commencement Date and the Termination Date.

     4.2. Option to Renew. Provided Tenant is In possession of the Premises and is not in default of any term, covenant or condition of this Lease, Tenant shall have the option to renew the Term of this Lease for one (1) additional period of five (5) years ("Renewal Term") to commence immediately upon the expiration of the initial Term.

     Said Renewal Term shall be upon the same terms, covenants and conditions as contained in this Lease, except that (i) there shall be no further right of renewal except as specifically provided herein, (ii) there shall be no abatement of rent, (iii) Landlord shall not be obligated to construct, pay for or grant an allowance with respect to tenant improvements unless otherwise specifically provided for in this Lease, (iv) the Annual Basic Rent payable by Tenant during the Renewal Term shall be as follows:

                                               PSF
                                               ---
                         Period                Basic Rent
                         ------                ----------
                         Year 1:               $7.00
                         Year 2:               $7.25
                         Year 3:               $7.50
                         Year 4:               $7.75
                         Year 5:               $8.00

     In order to exercise the option granted herein, Tenant shall so notify Landlord in writing not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Term. In the event Tenant exercises said option, Landlord and Tenant shall execute a modification to this Lease acknowledging such renewal and setting forth the new Annual Basic Rent.

     The option shall be void if, at the time of exercise of such option, Tenant is not in possession of the Premises or if there is an Event of Default under this Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Lease, separately sold, assigned or transferred.

     5.   TENANT IMPROVEMENTS AND ACCEPTANCE OF PREMISES.

     5.1 Delivery of Premises. Landlord shall deliver, and Tenant agrees to accept, the Premises broom clean and in "as-is" condition. By occupying the Premises, Tenant shall be deemed to have (a) accepted the Premises in their present condition, (b) acknowledged that the

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Premises are suitable for Tenant's intended use, and (c) agreed that Landlord shall not be required to make any repairs or improvements to the Premises.

     5.2. Acceptance of Premises. Tenant's occupancy of the Premises for the purpose of making the Tenant Improvements shall be deemed to constitute acceptance of the Premises and acknowledgment by Tenant that Landlord has fully complied with its obligations hereunder.

     6.   RENT.

     6.1. Annual Basic Rent. Tenant shall pay to Landlord during each Rental Year of the Term fixed rent equal to the Annual Basic Rent as set forth in
Section I.B.(I). Annual Basic Rent shall be payable in advance on the first day of each month of the Term in equal monthly installments, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off. If the Ten-n of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Annual Basic Rent for the period from the Lease Commencement Date to the first day of the first full calendar month of the Term.

     "Rental Year" shall mean each successive twelve (12) calendar month period occurring during the Term of this Lease, or portion of such a period, with the first Rental Year commencing as of the Lease Commencement Date and ending on the last day of the twelfth full calendar month thereafter and the last Rental Year ending on the Termination Date. For any Rental Year of less or more than twelve full months, Annual Basic Rent shall be adjusted accordingly. All Annual Basic Rent and Additional Rent shall be paid to Landlord at the Landlord Payment Address.

     6.2. Intentionally omitted.

     6.3. Additional Rent. Tenant shall pay to Landlord as additional rent ("Additional Rent") all other sums of money which shall become due and payable hereunder. Unless a date for payment is otherwise specified herein, all Additional Rent shall be due and payable within thirty (30) days of invoicing by Landlord.

     6.4  Advance Rent; Security Deposit. Intentionally Omitted.

     6.5. Late Charge. If Tenant fails to make any payment of Annual Basic Rent, Additional Rent, or other sums required to be paid hereunder on or before the date when payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (a) six percent (6%) of the amount due for the first month or portion thereof that such amount is past due plus (b) interest on the amount remaining unpaid thereafter at the rate of twenty-four percent (24%) per annum; provided, however, that should such late charge at any time violate any applicable law, the late charge shall be reduced to the highest rate permitted by law (the foregoing rate being herein referred to as the "Default Rate"). Landlord's acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any of Landlord's rights under this Lease.

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     7.   OPERATING COST ESCALATIONS.

     7.1. Definitions. For purposes of this Lease, the following definitions shall apply:

          a. "Operating Year" means each respective calendar year or part thereof during the Term of this Lease or any renewal thereof, or at the option of Landlord, any other twelve month period or part thereof designated by Landlord during the Term of this Lease or any renewal thereof.

          b. "Property" means the Building, the land upon which the Building is situated, the Common Area, and such additional facilities in subsequent years as may be determined by Landlord to be reasonably necessary or desirable for the management, maintenance or operation of the Building.

          c. "Operating Costs" means all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring and cleaning the Property, including, but not limited to, the following:

               (i) cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Property, including janitorial service for all rental area ]eased to tenants;

               (ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

               (iii) cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

               (iv) accounting costs, including the cost of audits by certified public accountants, outside legal and engineering fees and expenses incurred in connection with the operation and management of the Property;

               (v) wages, salaries and related expenses including the costs of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Property; provided, however, the wages, salaries and related expenses of any agents or employees not exclusively engaged in the operation, maintenance, security and management of the Property shall be apportioned as deemed appropriate by Landlord;

               (vi) cost of repairs, replacements and general maintenance to the Property, including without limitation the mechanical, electrical and heating, ventilating and air-conditioning equipment and/or systems (excluding alterations attributable solely to tenants, capital improvements unless they are included under c(xi), and repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties);

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               (vii)   any and all Common Area maintenance, repair or
redecoration (including repainting) and exterior and interior landscaping;

               (viii) cost of removal of trash, rubbish, garbage and other refuse from the Property as well as removal of ice and snow from the sidewalks on or adjacent to the Property;

               (ix) all charges for electricity, gas, water, sewerage service, heating, ventilation and air-conditioning and other utilities furnished to the Property (including legal, architectural and engineering fees incurred in connection therewith);

               (x) amortization of capital improvements made to the Building after the year of substantial completion of the Building, which improvements were undertaken by Landlord with the reasonable expectation that the same would result in more efficient operation of the Building or are made by Landlord pursuant to any governmental law, regulation or action not applicable to the Building at commencement of construction of the Building; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year;

               (xi) a management fee for the operation and management of the Property;

               (xii) costs and expenses incurred in order to comply with covenants and conditions contained in liens, encumbrances and other matters of public record affecting the Property; and

               (xiii) cost of all insurance coverage for the Property from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen's compensation insurance covering personnel and such other insurance as Landlord shall deem necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocated;

               (iv) all real estate taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, water and sewer rents, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any payments in lieu of such charges. regardless of whether any such items shall be extraordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed, or imposed on or with respect to all or any part of the Property or upon the rent due and payable hereunder by any governmental authority (all of the aforesaid being hereinafter referred to as "Taxes"); provided, however, that if at any time during the Term or any extension thereof the method of taxation prevailing at the commencement of the Term shall be altered or eliminated so as to cause the whole or any part of the above items which would otherwise be included in Taxes to be replaced by a levy, assessment or imposition, which is
(A) a tax assessment, levy, imposition or charge based on the rents received from the Property whether or not wholly or partially a capital levy or

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otherwise, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on Landlord, or (C) a license fee measured by the rent payable by Tenant to Landlord, or (D) any other tax, levy, imposition, charge or license fee, however described or imposed, then such levy, assessment or imposition shall be included in Taxes; provided, however, in no event shall Tenant be required to pay any inheritance, estate, succession, income, profits or franchise taxes unless they are in lieu of or in substitution for any of the above items which would otherwise be included in Taxes.

     Any of the foregoing costs which under generally accepted accounting principles would be considered capital expenditures shall be amortized in accordance with generally accepted accounting principles.

     Notwithstanding the above, Operating Costs shall not include (a) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property, (b) leasing commissions or brokerage fees, and (c) costs associated with preparing, improving or altering for space for any leasing or releasing of any space within the Building.

     For any Operating Year during which less than ninety-five percent (95%) of the Rental Area of the Building is occupied, the calculation of that portion of Operating Costs which vary with occupancy shall be adjusted to equal the Operating Costs which Landlord projects would have been incurred had the Building been ninety-five percent occupied during such Operating Year.

          d. "Fractional Share" shall mean a fraction, the numerator of which is the Rental Area of the Premises and the denominator of which is the total Rental Area of the Building. For the purposes of this subparagraph, the Rental Area of the Building shall mean the sum of the Rental Area of all floors of the Building as determined by Landlord.

     7.2. Payment of Operating Costs. For each Operating Year, Tenant shall pay to Landlord, in the manner provided herein, Tenant's share of Operating Costs which shall be computed by multiplying the Operating Costs for the Operating Year by Tenants Fractional Share (Tenants Share of Operating Costs"); provided, however, that for the Operating Years during which the Term begins and ends, Tenant's Share of Operating Costs shall be prorated based upon the actual number of days Tenant occupied, or could have occupied, the Premises during each such Operating Year.

     Tenant's Share of Operating Costs shall be paid, in advance, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off, on the first day of each calendar month during the Term, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this subsection 7.2 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant

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whether the installments of Tenants Share of Operating Costs paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall be credited against future payments required by Tenant under such estimate. and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant's Share of Operating Costs for such Operating Year, and in such case, Tenant's monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

     After the end of each Operating Year, Landlord shall determine actual Operating Costs for such Operating Year and shall provide to Tenant an `Operating Costs Statement" setting forth the actual Tenant's Share of Operating Costs for such Operating Year. Within thirty (30) days after delivery of the Operating Costs Statement Tenant shall pay Landlord any deficiency between the amount shown as Tenant's Share of Operating Costs in the Operating Costs Statement and the total of the estimated payments made by Tenant during the Operating Year. In the event of overpayment, such amount shall be credited against future payments required on account of Tenant's Share of Operating Costs, or if the Term has expired, Landlord shall refund to Tenant the amount of any overpayment.

     Each Operating Costs Statement provided by Landlord shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof, specifying those respects in which it claims the Operating Costs Statement to be incorrect. Unless resolved by the parties, such dispute shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. If the arbitration proceedings result in a determination that the Operating Costs Statement contained an aggregate discrepancy of less than five percent (5%), Tenant shall bear all costs in connection with such arbitration. Pending determination of the dispute, Tenant shall pay any amounts due from Tenant in accordance with the Operating Costs Statement, but such payment shall be without prejudice to Tenant's claims. Tenant, for a period of thirty (30) days after delivery of the Operating Costs Statement in each Operating Year and upon at least ten (10) days written notice to Landlord, shall have reasonable access during normal business hours to the books and records of Landlord relating to Operating Costs for the purpose of verifying the Operating Costs Statement, Tenant to bear all costs relating to such inspection. Tenant shall reimburse Landlord for any cost for photocopying that it desires.

     8.   USE, CARE AND REPAIR OF PREMISES BY TENANT.

     8.1. Permitted Uses. Tenant shall use and occupy the Premises solely for general office purposes in accordance with applicable zoning regulations and for no other purpose. Tenant shall not do anything or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, annoy or interfere with the rights of Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or city authority.

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     8.2. Care of Premises. Tenant shall, at its sole expense, keep the Premises and the improvements and appurtenances therein in good order and in a safe, clean and sanitary condition, and at the expiration of the Term, or at the sooner termination of this Lease as herein provided, deliver up the same broom clean and in as good order and condition as at the beginning of the Term, ordinary wear and tear and damage by fire or other casualty excepted. Tenant, at its sole expense, shall provide or cause to be provided janitorial service to the Premises, shall dispose of all trash and rubbish in an appropriate manner, and shall promptly replace damaged or broken doors and glass in and about the interior of the Premises and shall be responsible for the repair and maintenance of all improvements installed and placed within the Premises including sinks and special plumbing, special light fixtures and special cabinetry and all Building Service Equipment. `Building Service Equipment" shall mean all equipment needed to operate the Premises in an efficient and comfortable manner, including, but not limited to, electrical, plumbing, heating, air-conditioning, security, and sprinkler and fire protection equipment, pipes, separate water meters, wires, ducts, fixtures and appliances installed for Tenant, and sprinkler monitoring equipment. Consistent with the provisions of Section 22, Tenant shall pay for all damage to the Property and any fixtures and appurtenances related thereto, as well as for all property damage sustained by other tenants or occupants of the Building, due to any waste, misuse or neglect of the Premises and any fixtures and appurtenances related thereto or due to any breach of this Lease by Tenant, its employees, agents, representatives or invitees.

     Tenant shall, at its sole expense throughout the term, carry and maintain a full parts and labor maintenance service contract from a qualified service company, approved in advance by Landlord, covering the heating, ventilating, and air conditioning systems of the Premises, if any. Tenant shall maintain all systems in a good condition during the term of this lease and any renewal term and shall be responsible, at its sole expense, for all necessary repairs and replacements regardless of whether or not they are covered by the maintenance contract or which are necessitated by Tenant's failure to carry a maintenance contract. Tenant shall submit a copy of the proposed maintenance contract within thirty (30) days prior to the Lease Commencement Date. Landlord shall notify Tenant promptly upon receipt whether the service company is approved and the contract is acceptable.

     Notwithstanding the foregoing, Landlord shall, at its sole cost, replace one (1) of six (6) heating, ventilating, and air conditioning units serving the Premises ("HVAC Unit #6"). After said replacement and during the Term, Tenant shall, at its sole cost, be responsible for the servicing and maintenance of HVAC Unit #6.

     8.3. Hazardous Substances. For purposes of this provision, "Hazardous Substances" shall mean any hazardous or toxic substance, material or waste, now or hereafter defined or regulated under the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seg.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. (S) 2601l et seq.), and all similar federal, state and local statutes, laws, rules and regulations in connection with environmental conditions, health and safety, including without limitation, asbestos and petroleum products (collectively, "Environmental Laws"). Tenant covenants and agrees that it will not use or allow the Premises to be used for the storage, use, treatment or disposal of any Hazardous Substance, without

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Landlord's prior written consent. Notwithstanding the foregoing, Landlord's prior written consent shall not be required with respect to Tenant's use, storage or sale of certain supplies or products, which might contain or might be considered a Hazardous Substance, in the normal course of Tenants business in accordance with the specific use permitted by this Lease, provided, however, that Tenant shall (i) comply with all other provisions of this Section; (ii) notify Landlord in writing from time to time of the identity and approximate quantity of such Hazardous Substance; and (iii) keep each such Hazardous Substance on the Premises in quantities as small as reasonably practicable, but in no event large enough to activate reporting requirements under any Environmental Law. Tenant, at Tenant's sole cost and expense shall promptly contain and remediate any release of a Hazardous Substance on the Property to the extent such release arises directly from the actions of Tenant, its agents, servants and employees.

     Tenant shall indemnify, reimburse and hold harmless Landlord, its partners and affiliates agents from and against any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys' fees, reasonable consultants' fees, and reasonable expert fees incurred by any of them to the extent resulting from Tenant's use, handling, generation, treatment storage, disposal, other management or release of any Hazardous Substance at or from the Premises or the Property, whether or not Tenant has acted negligently with respect to such Hazardous Substance. This indemnity shall survive the expiration or earlier termination of this Lease.

     9.   RULES AND REGULATIONS, PROTECTIVE COVENANTS.

     9.1. Rules and Regulations. Tenant and its agents and invitees shall abide by and observe the rules and regulations attached hereto as Schedule C for the operation and maintenance of the Building or any new rules and regulations which may from time to time be issued by Landlord ("Rules and Regulations"), provided that any new rules or regulations are not inconsistent with the provisions of this Lease. Nothing in this Lease shall be interpreted to impose upon Landlord any duty or obligation to enforce any such rules and regulations against any other tenant in the Building, and Landlord shall not be liable to Tenant for any violation of these rules and regulations by any other tenant or its agents or invitees.

     9.2. Protective Covenants. Tenant shall comply with, perform and be bound by the terms, covenants, provisions, and conditions contained in the Protective Covenants. For the purposes of this Lease, the term "Owner" as used in the Protective Covenants, shall be deemed to mean Tenant, except for the purposes of amending the Protective Covenants. In the absence of Landlord's express written agreement to the contrary, no amendment or revocation of the Protective Covenants shall serve to reduce or revoke Tenant's obligation to Landlord to perform and be bound by the Protective Covenants as presently in force.

     Tenant acknowledges that the Protective Covenants require that the owner and all occupants of the Building submit plans to the Architectural Review Committee ("ARC") governing the Building Community for review and approval prior to any change, addition or alteration to the Property or the interior of the Building which is visible from the exterior. The ARC's authority is created by the Protective Covenants and is independent of that of the Landlord or property owner.

     10.  COMMON AREA.

     10.1 Definition of Common Area. As used herein, "Common Area" means those areas and facilities which may be furnished by Landlord on or near the Property, as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Building and their agents, representatives, licensees, employees and invitees, including, without limitation, any and all stairs, landings, roofs, utility and mechanical rooms and equipment, service closets, corridors, elevators, lobbies, lavatories and other public areas of the Building and all parking areas, access roads, pedestrian walkways, plazas and landscaped areas.

     10.2. Use of Common Area. Tenant shall have the non-exclusive right to use the Common Area in common with Landlord, other tenants in the Building, and others entitled to the use thereof, subject to such reasonable rules and regulations governing the use of the Common Area as Landlord may from time to time prescribe and subject to such easements therein as Landlord may from time to time grant to others. Tenant shall not obstruct in any way any portion of the Common Area or in any way interfere with the rights of other persons entitled to use the Common Area and shall not, without the prior written consent of Landlord, use the Common Area in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant's operations in the Premises. The Common Area shall at all times be subject to the exclusive control and management of Landlord.

     10.3. Alterations to the Common Area. Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Area or any portion thereof, and (ii) to construct additional improvements on the Property and make alterations thereof or additions thereto and build additional stories on or in any such buildings or build adjoining same; provided, however, that no such change or alteration shall deprive Tenant of access to the Premises or reduce the Rental Area of the Premises, unless such reduction is required by Federal, State or local laws or regulations, in which event, a reduction in the Premises shall be permitted with a commensurate reduction in rent. Landlord shall have the right to close temporarily all or any portion of the Common Area to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof to the public, provided that Tenant is not thereby denied access to the Premises, or for repairs, replacements or maintenance to the Common Area, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner as not to deprive Tenant of access to the Premises.

     10.4. Maintenance. Landlord covenants to keep, maintain, manage and operate the Common Area in a manner consistent with the operation of a first class office building and to keep the sidewalks and driveways, if any, constituting a portion of the Common Area clean and reasonably clear of snow and ice. Landlord reserves the right of access to the Common Area through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alterations and repairs.

     11.   UTILITIES.

     11.1. Landlord shall provide water through a utility meter applicable to the Building. Tenant shall pay Landlord, as Additional Rent, its proportionate share of the total charges for water and sewage as reasonably determined by Landlord.

     11.2. Landlord may, at its sole option, install separate meters for each demised area within the Building to measure the consumption of water. In the event separate meters are installed, Tenant shall pay Landlord, as Additional Rent the charges for water that are indicated by the meters applicable to the Premises and shall pay for the cost of installation and for the repair or replacement of these separate meters as necessary.

     11.3. Landlord shall provide separate meters to measure Tenant's usage of gas and electricity in the Premises. Tenant shall be solely responsible for the payment of all metered gas and electric service to the Premises (including, at Landlord's option, utility for exterior lighting) and shall pay for the cost of installation, repair and replacement of the separate meters as necessary.

     12.   COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

     Tenant shall, at its sole expense, continually comply with all federal, state, and local laws, codes, ordinances, administrative and court orders and directives, rules, and regulations applicable to Tenants use and occupancy of the Property, as are now or may subsequently be in effect during the Term. Tenant shall neither conduct nor permit to be conducted on the Property any business in violation of any county, state or federal law, ordinance or regulation applicable to the Property. Tenant shall pay directly to the proper agency all licenses, fees, and charges legally imposed upon the use of the Property by the Tenant.

     13.   LOSS, DAMAGE AND INJ-URY.

     To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Area at Tenant's own risk. Consistent with the provisions of subsection 16.4, Tenant's Personal Property and personal items of those claiming by, through or under Tenant, located in or on the Premises or the Building shall be and remain at the sole risk of Tenant or such other person.

     No representation, guaranty, assurance, or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices, or procedures without liability to Tenant.

     14.   MAINTENANCE AND REPAIRS BY LANDLORD.

     14.1. Care and Maintenance. Landlord shall, at Tenant's expense in accordance with Section 7, maintain the exterior of the Building (including exterior door and window glass) and the grounds upon which the Building is located. This obligation includes, but is not limited to: painting, cleaning and maintenance of the exterior of the Building, including exterior windows, the care, cutting and maintenance, including replacement. of all lawns, plantings and shrubbery; snow removal; the maintenance of any detention or storm water management pond, irrigation system or preservation areas; the cleaning, vacuuming, resealing, and restriping of all paved surfaces on the Lot; and the repair and maintenance of all exterior building-mounted and parking lot lighting, exterior sewer and water lines, and all Building identification signs.

     14.2. Landlord's Other Repair Obligations. Except as otherwise provided in this Article, Landlord shall make all other ordinary and necessary repairs to the structural portions of the Building, the expense of which shall be included in Operating Costs.

     14.3. Damage Caused by Tenant. Anything contained in this Article to the contrary notwithstanding, Tenant shall be obligated to reimburse Landlord on demand for the cost of any repairs to the Premises, Building or Property, necessitated by the negligence of Tenant, its agents, servants, employees, licensees, or guests, or by any contractor engaged by or on behalf of Tenant. Tenant shall also be obligated to reimburse Landlord on demand for the cost of any repairs of damage to any paved surface or grounds on the Lot which are caused by the excessive weight of vehicles owned or operated by Tenant its agents, servants, employees, licensees, or guests or by any subcontractor engaged by or on behalf of Tenant. The cost of these repairs shall be deemed Additional Rent.

     14.4. Landlord's Failure to Repair. Anything contained in this Lease to the contrary notwithstanding, Landlord shall not be obligated to make any repairs, nor shall it be liable to Tenant or any other person, for any claim or injury arising out of Landlord's failure to make any repairs under the terms of this Lease, unless Tenant gives Landlord prompt written notice of the condition requiring repair upon discovery and Landlord has not made a timely effort to effect the needed repair. There shall be no abatement in rents due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience or annoyance arising from Landlord's making repairs, additions or improvements to the Building in accordance with its obligations hereunder.

     15.   ALTERA-NONS, TITLE AND PERSONAL PROPERTY.

     15.1. Alterations. Tenant shall in no event make or permit to be made any alteration, modification, substitution or other change of any nature to the mechanical, electrical, plumbing, HVAC , and sprinkler systems within or serving the Premises. After completion of Tenant's Improvements within the Premises, Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises or the Building ("Alterations") without the prior written approval of Landlord. Landlord's approval shall include the conditions under which acceptable Alterations may be made. Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings; but shall not include the initial Tenant's Improvements placed within the Premises pursuant to Section 5.1. All Alterations shall be based on complete plans and specifications prepared and submitted by Tenant to Landlord for approval, except in the instance of cosmetic changes, such as painting and carpeting, in which case Tenant shall provide Landlord with samples showing colors, styles, etc. Landlord shall have the right at its option, to make any Alterations on behalf of Tenant, and the cost of any such Alterations, together with Landlord's standard construction management fee, shall be payable by Tenant as Additional Rent within thirty (30) days after receipt of an invoice for same from Landlord. Tenant shall be responsible for the cost of any additional improvements within the Premises or the Common Area required by The Americans with Disabilities Act of 1990 as a result of Tenant's Alterations.

     If Tenant makes any Alterations without the prior consent of Landlord, then, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall pay the cost thereof, as Additional Rent, on demand.

     In making any permitted Alterations as well as in its use of the Premises, Tenant shall, at its sole expense, fully comply with all applicable federal, state and local laws, ordinances, and regulations, including the acquisition of permits and the payment of fees, as well as any requirements imposed by Landlord's insurer. Tenant shall save Landlord harmless for and on account of all charges or damages if it shall fail to comply. To the extent that any additional improvements are required by law to be made to the Building as a result of Tenant's Alterations, all such improvements shall be made by Tenant at its sole cost and shall conform to plans and specifications approved by Landlord as aforesaid.

     15.2. Title. The Tenant Improvements, all Alterations and all equipment, machinery, furniture, furnishings' and other property or improvements installed or located in the Premises by or on behalf of Landlord or Tenant, other than Tenant's Personal Property, (a) shall immediately become the property of Landlord and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing, Landlord may, upon notice to Tenant at the time Alterations are made, elect that any Alterations be removed at the end of the Term, and thereupon, Landlord shall at Tenant's sole expense, cause such Alterations to be removed and restore the Premises to its condition prior to the making of such Alterations, reasonable wear and tear excepted. Tenant shall promptly reimburse Landlord, as Additional Rent, -for the cost of such work, which reimbursement obligation shall survive termination of the Lease.

     15.3. Tenant's Personal Property. "Tenant's Personal Property" means all equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (b) is removable without damage to the Premises Or the Building; and
(c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include Building Service Equipment, any Alterations or any improvements or other property installed or placed in or on the Premises as part of Tenant's Improvements, whether or not installed at

Tenant's expense. Tenant shall promptly pay all personal property taxes on Tenant's Personal Property, as applicable. Provided that Tenant is not then in default of any of its obligations under this Lease, Tenant may remove all Tenant's Personal Property from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

     16.   INSURANCE.

     16.1. Tenant's Insurance. Tenant, at its expense, shall obtain and maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies in accordance with the following provisions.

     A.    Coverage.

           (i) commercial general liability insurance policy, including insurance against assumed or contractual liability under this Lease, with respect to the Property, to afford protection with limits, per occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Four Million Dollars ($4,000,000) aggregate (occurrence form), such insurance to provide for no deductible;

           (ii) all-risk property insurance policy, including theft, written at replacement cost value and with replacement cost endorsement covering the HVAC system and all of Tenant's Personal Property in the Premises, and covering loss of income resulting from casualty, and comprehensive boiler and machinery insurance with an endorsement covering off-Premises service interruption (i.e. all Building Service Equipment, including HVAC), such insurance to provide for no deductible greater than Five Thousand Dollars ($5,000).

           (iii) worker's compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall also provide Employer's Liability Coverage of not less than Five Hundred Thousand Dollars ($500,000) per occurrence.

           (iv) Tenant shall require any construction contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (a) commercial general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractors protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, and with respect to personal injury and death and property damage, Four Million Dollars ($4,000,000) aggregate (occurrence form) and Two Million Dollars ($2,000,000) aggregate completed operations; (b) automobile liability insurance in the amount of One Million Dollars ($1,000,000)
combined single limit for bodily injury and property damage; (c) worker's compensation insurance or similar insurance in form and amounts as required by law; and (d) any other insurance reasonably required of Tenant by Landlord or any Mortgagee.

           (v)    Notwithstanding anything set forth above in this subsection
16.1 to the contrary, all dollar limits specified herein shall be increased from time to time as reasonably necessary to effect economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances.

     B.    Policies.

     Such policies shall be maintained with companies licensed to do business in the State where the Premises are located and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Such policies shall be provided on an occurrence form basis unless otherwise approved by Landlord and shall include Landlord and its managing agent as additional insured as to coverage under paragraphs 16.1.A.(i) and 16.1.A.(iv). Such policies shall also contain a waiver of subrogation provision and a provision stating that such policy or policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) days written notice, said notice to be given in the manner required by this Lease to Landlord, Attention: Risk Management Department. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Lease Commencement Date.

     16.2. Tenant's Failure to Insure. If Tenant shall fail to obtain insurance as required under this Section 16, Landlord may, but shall not be obligated to, obtain such insurance, and in such event Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

     16.3. Compliance with Policies. Tenant shall not do or allow to be done, or keep, or allow to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in and about the Building and the Premises shall cause the rates with respect to Landlord's insurance policies to be increased beyond those rates that would normally be applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

     16.4. Waiver of Right of Recovery. Except as provided in Section 8.3, neither party, including Landlord's managing agent, shall be liable to the other party, including Landlord's managing agent, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building, structure or other tangible property, or loss of income resulting therefrom, or losses under worker's compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section 16.4 shall not limit the indemnification for liability to third parties pursuant to Section 22.

     16.5. Landlord's Insurance. Landlord shall carry commercial general liability insurance with regard to the Property and all-risk property insurance on the Building, including Tenant Improvements, Alterations, but not the heating, ventilating and air-conditioning system or Tenant's Personal Property. Landlord shall not be obligated to repair any damage to the heating, ventilating and air-conditioning system or Tenants Personal Property or replace the same.

     17.   DAMAGE AND DESTRUCTION.

     17.1. Landlord's Obligation to Repair and Reconstruct . If, as the result of fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), the Premises shall be rendered wholly or partially untenantable (damaged to such an extent as to preclude Tenant's use of the Premises for the purposes originally intended), then, subject to the provisions of subsection 17.2, Landlord shall cause such damage to be repaired, including Tenant Improvements and Alterations, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to the availability of insurance proceeds and Tenants responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Personal Property, all of which replacement or repair shall be undertaken and completed by Tenant, at Tenant's expense.

     If the Premises shall be damaged by Casualty, but the Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent reserved hereunder.

     17.2. Termination of Lease. (A) If the Premises are (1) rendered wholly untenantable, or (2) damaged as a result of any cause which is not covered by Landlord's insurance, or (B) if the Building is damaged to the extent of fifty percent (50%) or more of the gross leasable area thereof, or (C) if, for reasons beyond Landlord's control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of the date set forth in such notice, or, if the Premises were rendered untenantable, as of the date of the Casualty.

     17.3. Demolition of the Building. If the Building shall be so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the Building for the purpose of reconstruction, Landlord may demolish the same, in which event the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated to the same extent as if the Premises were rendered wholly untenantable by a Casualty.

     17.4. Insurance Proceeds. If the Lease is not terminated pursuant to subsection 17.2. Landlord shall, subject to the terms of any Mortgage, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with subsection 17.1 hereof All insurance proceeds payable with respect to the Premises and the Building shall belong to and shall be payable to Landlord. Notwithstanding anything to the contrary, Tenant shall be entitled to receive all proceeds payable with respect to Tenant's Personal Property.

     18.   CONDEMNATION.

     18.1. Termination. If either the entire Premises or the Building shall be acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. If less than the whole but more than fifty percent (50%) of the Rental Area of the Premises or more than fifty percent (50%) of the total area of the Building (even if the Premises are unaffected) or such portion of the Common Area as shall render the Premises or the Building untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of such date.

     If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises or the Building or Common Area, which does not give rise to a right to terminate pursuant to this subsection 18.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, the Annual Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total Rental Area of the Premises, and any Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises and/or the Building, as the case may be.

     18.2. Rights to Award. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease as a result of any such taking or condemnation, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation, or for the value of any unexpired portion of the Term, or for any property lost through condemnation, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award with regard to the Premises; provided, however, that, in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant's Personal Property lost thereby, loss of income, and for any relocation expenses compensable by statute and receive such awards therefor as may be allowed in the condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made for the Building, the underlying land and the Premises. Landlord shall have no obligation to contest any taking or condemnation.

     19.   BANKRUPTCY.

     19.1 Event of Bankruptcy. For purposes of this Lease, each of the following shall be deemed an "Event of Tenant's Bankruptcy":

           (a) if Tenant becomes insolvent, as defined in the Bankruptcy Code, or under the Insolvency Laws;

           (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant, if not bonded or discharged within thirty (30) days of the date of the commencement of such proceeding or action;

           (c) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

           (d) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency laws, which is not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor; and

           (e) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

     As used herein, (i) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Section 10.1 et. seq. as amended or any successor statute and
(ii) Insolvency Laws means the insolvency laws of any state or territory of the United States.

     19.2. Assumption by Trustee. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under Section 20 hereof shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code) after the date of the Trustee's appointment. The failure of the Trustee to give notice of the assumption within the period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly and fully cures all defaults under this Lease,
(ii) promptly and fully
compensates Landlord for all monetary damages incurred as a result of such default and (iii) provides to Landlord adequate assurance of future performance. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, or (iii) pay the Rent due under this Lease on time, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 20.

     19.3. Tenant's Guarantor's Bankruptcy. Notwithstanding any of the other provisions of this Lease, in the event Tenant's obligations under this Lease are guaranteed by a guarantor, and said guarantor shall voluntarily or involuntarily come under the jurisdiction of the Bankruptcy Code, and thereafter said guarantor or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign the guarantee obligations of said guarantor hereunder, Tenant and its said guarantor agree that (a) said guarantor or its trustee will provide Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment, and (b)"adequate assurance of future performance" in regard to such guarantee obligations of said guarantor, as that term is generally defined under the Bankruptcy Code, will be provided to Landlord by said guarantor or its trustee and its assignee as a condition of said assignment.

     20.   DEFAULT PROVISIONS AND REMEDIES.

     20.1. Events of Default. Each of the following shall be deemed an Event of Default by Tenant under this Lease:

           a. failure of Tenant to pay Annual Basic Rent, Additional Rent, or any other sum required to be paid under the terms of this Lease, including `late charges, within five (5) days of the date due hereunder;

           b. failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed (other than those obligations of Tenant set forth in subsection 16.2 for which Tenant shall be entitled to receive no prior notice, and other than the conditions set forth in paragraphs 20.1.a, c, d, e, f and g, which shall be governed solely by the provisions set forth herein), within ten (10) days after notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously and in any event within not more than thirty (30) days;

           c. the filing of a tax or mechanic's lien suit or claim against any property of Tenant which is not bonded or discharged and/or dismissed within thirty (30) days of the date such lien is filed;

           d.  abandonment of the Premises by Tenant;

           e.  an Event of Tenant's Bankruptcy;

           f. the sale of Tenant's interest in the Premises under attachment, execution or similar legal process; and

           g. the failure of Tenant to vacate the Premises upon the expiration of the Term, or the earlier termination thereof pursuant to the other provisions hereof.

     20.2. Remedies. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below or by applicable law) may do any one or more of the following:

           (a) Sell at public or private sale all or any part of the goods, chattels, fixtures and other Tenant's Personal Property which are or may be put into the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound within a lien in favor of Landlord and shall be chargeable for all Rent and for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for Annual Basic Rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

           (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be payable by Tenant to Landlord, as Additional Rent, upon demand. Notwithstanding the provisions of this clause (b) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

           (c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

           (d) declare any option which Tenant may have to renew the Term or expand the Premises to be null and void and of no further force and effect; or

           (e) exercise any other legal or equitable right or remedy which it may have.

           Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be paid to Landlord by Tenant, as Additional Rent, upon demand.

     20.3. Damages. If this Lease is terminated by Landlord pursuant to Section 20.2.(c), Tenant nevertheless shall remain liable for (a) any Annual Basic Rent, Additional Rent and damages which may be due or sustained prior to such termination, and (b) all reasonable costs, fees and expenses including, but not limited to, attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time. In addition, Landlord may recover from Tenant additional damages to compensate Landlord for loss of rent resulting from termination of the Lease, which, at the election of Landlord, shall be either:

     (i) An amount equal to the rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination; any suit or action brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month by a similar proceeding; or

     (ii) an amount equal to the present worth (as of the date of such termination) of rent which, but for termination of this Lease, would have become due during the remainder of the Term, in which case such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Property.

     Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section 20.2.

     If this Lease is terminated pursuant to Section 20.2., Landlord may re-lease the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine. The failure or refusal of Landlord to re-lease the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     20.4. No Waiver. No act or omission by Landlord shall be deemed to be an acceptance of a surrender of the Premises or a termination of Tenant's liabilities hereunder, unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of any new lease for all or any portion of the Premises or the acceptance of rent from any assignee or subtenant.

     20.5. Remedies Not Exclusive. All rights and remedies of Landlord set forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity, or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord's right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

     20.6. Persistent Failure to Pay Rent. In addition to any other remedies available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the Term of this Lease, terminate this Lease upon Tenant's default on three (3) separate occasions during any twelve (12) month period under subsection 20.1.a, regardless of whether or not such prior defaults have been cured. Termination, pursuant to this subsection 20.6, shall be effective upon Landlord's delivery to Tenant of a notice of termination.

     21.   LANDLORD'S LIEN.

     21.1. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. It is provided, however, the Landlord shall not have a lien which would be superior to a lien from a lending institution, supplier or leasing company, if such lending institution, supplier or leasing company has a security interest in the equipment, furniture or other tangible personal property and which security interest has its origin in a transaction whereby Tenant originally acquired such equipment furniture or other tangible personal property.

     21.2. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the state where the Premises are located so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

     22.   INDEMNITY.

     To the maximum extent permitted by law, Tenant shall indemnify, hold harmless and (at Landlord's option) defend Landlord, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third parties to the extent arising directly or indirectly from (a) any default by Tenant under the terms of this Lease, (b) the use or occupancy of the Property by Tenant or any person claiming through or under Tenant, and/or (c) any acts or omissions of Tenant or any contractor, agent employee, invitee or licensee of Tenant in or about the Property. The foregoing indemnity is in addition to, and not in substitution for, any indemnity given by Tenant to Landlord under Section 8.3.

     23.   LIMITATION ON LANDLORD LIABILITY.

     The term "Landlord" as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Property so that in the event of any transfer by Landlord of its interest in the Property, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer. In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by the Landlord, and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord's interest in the Property.

     24.   LANDLORD OBLIGATIONS.

     Landlord agrees to perform all of its obligations under this Lease in a first class manner consistent with the standards applicable to similar buildings in the vicinity of the Building. Landlord shall be excused for the period of any delay in the performance of any of its obligations when the delay is due to any cause or causes beyond Landlord's control which include, without limitation, acts of God, all labor disputes, governmental regulations or controls, civil unrest, war, adverse weather condition, fire or other casualty, inability to obtain any material, services, or financing unless otherwise provided for in this Lease. Except where specifically set forth in this Lease, there shall be no abatement, set-off or deduction of Annual Basic Rent or Additional Rent due under this Lease.

     25.   ASSIGNMENT AND SUBLETITNG.

     25.1. Prohibited Without Landlord's Consent. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not (a) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (b) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law (each of the events referred to in the foregoing clauses (a), (b) and (c) being hereinafter referred to as a "Transfer"), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in Landlord's sole and absolute subjective discretion, and any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. Tenant hereby indemnifies Landlord against liability resulting from any claim made against Landlord by any assignee or subtenant or by any broker claiming a commission in connection with the proposed Transfer. In the event Landlord shall consent to a Transfer of this Lease, any option which Tenant may have to renew the Term shall be null and void.

     25.2. Stock Transfer. If Tenant or Guarantor is a privately-held corporation or a partnership, then any event which results in a change in control of Tenant or Guarantor, or any change in the ownership or structure of Tenant or Guarantor which results in a change in management of Tenant or Guarantor, shall be deemed a prohibited Transfer under this Section 25.

     25.3. Rents from Transfer.

     In the event Landlord shall consent to a Transfer of this Lease and the amount of the rents (or other compensation) to be paid to Tenant by any such transferee is greater than the rents required to be paid by Tenant to Landlord pursuant to this Lease or a premium is to be paid to Tenant for an assignment of this Lease, Tenant shall pay to Landlord any such excess or any such premium, as the case may be, upon receipt thereof by Tenant from such transferee.

     25.4. Procedure for Obtaining Landlord's Consent.

     A. In the event that, at any time or from time to time prior to or during the Term, Tenant desires to Transfer this Lease in whole or in part, whether by operation of law or otherwise, Tenant shall submit to Landlord for its consideration (a) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant's or assignee's business and reasonably detailed financial references and infor7nation concerning the financial condition of the proposed subtenant or assignee, (b) a disclosure of the rents to be paid by any subtenant in excess of the rents reserved hereunder or the premium to be paid for the assignment, and
(c) if a subletting, a description of the area of the Premises to be sublet. Tenant agrees to pay Landlord, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed Transfer, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with any requested consent.

     B. Landlord's consent to an assignment of this Lease shall be effective upon the execution by Tenant, the assignee, and Landlord of an assignment document prepared by Landlord in which the assignee shall agree to assume, observe, perform, and be bound by, all of

Tenant's obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

     Any consent by Landlord to a subletting of all or a portion of the Premises shall be deemed to have been given only upon the delivery by Landlord to Tenant of a consent document prepared and executed by Landlord expressly consenting to such subletting.

     26.  HOLDING OVER.

     Tenant agrees to vacate the Premises at the end of the Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew this Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises. If Tenant fails to vacate the Premises as required, Landlord may consider Tenant as either (a) a "Tenant-at-Will" (i.e. month-to-month tenant) liable for the payment of rent at the then market rate as determined by Landlord or (b) as a "Tenant-Holding Over" liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant's holding over, including, without limitation, all incidental, prospective and consequential damages and attorney's fees, but in no event shall such amount be less than an amount equal to twice the Annual Basic Rent and Additional Rent, reserved hereunder applicable to the period of the holdover. In either event all other covenants of this Lease shall remain in full force and effect.

     27.  SUBORDINANON AND ATTORNMENT.

     This Lease is subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Building or the Property or any portion thereof and all ground and other underlying leases from which Landlord's interest is derived (said mortgages, deeds of trust, other security instruments, and ground leases being hereinafter referred to as "Mortgages" and the mortgagees, beneficiaries, secured parties, and ground lessors thereunder from time to time being hereinafter called "Mortgagees"), and to any and all renewals, extensions, modifications, or refinancings thereof, without any further act of the Tenant. If requested by Landlord, however, Tenant shall promptly execute any certificate or other document confirming such subordination. Tenant agrees that if any proceedings are brought for the foreclosure of any of the Mortgages, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, recognize the purchaser as the landlord under this Lease, and make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give, or purport to give, Tenant any right to terminate this Lease or to alter the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

     Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such

Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages.

     If, in connection with obtaining financing for the Building, a Mortgagee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely increase the obligations of Tenant hereunder, or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises, or increase the amount of Annual Basic Rent and Additional Rent payable hereunder.

     28.  ESTOPPEL CERTIFICATES.

     Tenant shall, without charge, at any time and from time-to-time, within fifteen (15) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in such form as may be determined by Landlord, certifying to Landlord, Landlord's Mortgagee, any purchaser of Landlord's interest in the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following, without limitation: (a) whether Tenant is in possession of the Premises; (b) whether this Lease is in full force and effect; (c) whether there have been any amendments to this Lease, and if so, specifying such amendments;
(d) whether there are then existing any set-offs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security Deposit held by Landlord; (f) that Tenant has no knowledge of any then existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred, specifying it in detail; and (h) the address to which notices to Tenant under this Lease should be sent. Any such certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity, who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Section 28 within fifteen (15) days after a request therefor by Landlord shall constitute an acknowledgment by Tenant which may be relied on by any person who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct.

     29.  PEACEFUL AND QUIET POSSESSION.

     Tenant, if and so long as it pays all rents due hereunder and performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of any claims of Landlord or anyone lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease and to matters of public record existing as of the date of this Lease.

     30.  LANDLORD'S ACCESS TO PREMISES.

     Landlord and its agents may at any reasonable time and without incurring any liability to Tenant, other than liability arising under Section 22, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time. Tenant shall allow the Premises to be exhibited by Landlord (a) at any time to any representative of a lender or to any prospective purchaser of the Building or Landlord's interest therein or (b) within twelve (12) months of the end of the Term to any persons who may be interested in leasing the Premises.

     31.  RELOCATION.

     Landlord shall have the right, either before or during the Term, upon not less than thirty (30) days written notice to Tenant, to change the location of the Premises to another location within the Building or the Business Community, if any, provided that the new location is reasonably similar in size, utility and appearance. If Tenant is occupying the Premises when Landlord exercises its rights hereunder, Landlord, at its expense, shall remove, relocate and reinstall Tenant's equipment (including telephones), furniture and fixtures in the new premises and redecorate the new premises so that they will substantially resemble the former Premises. Landlord shall also pay Tenant's cost of reprinting stationery and business cards. On completion of the change in location of the Premises, the parties shall execute an amendment to this Lease which sets forth the new description of the Premises and amendments to any other terms of this Lease, if any, required by the relocation of the Premises.

     32.  BROKERS, COMMISSIONS, ETC.

     Landlord and Tenant acknowledge, represent and warrant each to the other that, except as listed in Section I.F., no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

     33.  RECORDATION.

     Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease or any other memorandum of this Lease without the prior written consent of the other party, which consent may be withheld in the sole discretion of either party and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes. recording fees and other charges in connection with such recording. Notwithstanding the above, Tenant covenants that if at any time any mortgagee or ground lessor relating to the financing of the Property shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes, documentary stamp taxes, or both, on this Lease, Tenant, upon the request of Landlord, shall execute such instruments, including a Memorandum o this Lease, as may be necessary to record this Lease, and shall pay all recording fees, transfer taxes and documentary stamp taxes, payable on, or in connection with, this Lease or such recordation.

     34.   MISCELLANEOUS.

     34.1. Separability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     34.2. Applicable Law. This Lease shall be given effect and construed by application of the laws of the state where the Property is located, and any action or proceeding arising hereunder shall be brought in the courts of the State where the Premises are located.

     34.3. Authority. If Tenant is a corporation or partnership, the person executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms.

     The undersigned agent of Landlord represents and warrants that it is authorized and empowered to enter into this Lease Agreement on behalf of the Landlord.

     34.4. No Discrimination. It is Landlord's policy to comply with all applicable state and federal laws prohibiting discrimination in employment based on race, age, color, sex, national origin, disability, religion, or other protected classification. It is further intended that the Building shall be operated so that all perspective tenants thereof, and all customers, employees, licensees and invitees of all tenants shall have equal opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of race, age, color, sex, national origin, disability, or religion. To that end, Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, age, color, sex, religion, national origin or other protected classification of such person or group of persons.

     34.5. Integration of Agreements. This writing is intended by the parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

     34.6. Third Party Beneficiary. Except as expressly provided elsewhere in this Lease, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

     34.7. Captions; Gender. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter, and vice versa.

     34.8. Successors and Assigns. Subject to the express provisions of this Lease to the contrary (e.g., Section 25), the terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     34.9. Waiver of Jury Trial. Landlord and Tenant hereby expressly waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship of Landlord and Tenant the use and occupancy by Tenant of the Premises, any statutory remedy and/or claim of injury or damage regarding this Lease.

     34.10. Joint and Several Liability. In the event that two (2) or more persons (i.e., natural persons, corporations, partnerships, associations and other legal entities) shall sign this Lease as Tenant, the liability of each such party to pay all rents due hereunder and perform all the other covenants of this Lease shall be joint and several. In the event Tenant is a general partnership or a limited partnership with two or more general partners, the liability of each partner, or general partner, under this Lease shall be joint and several.

     34.11. Notices. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, or hand delivered, or overnight delivery, addressed to Landlord or Tenant, at the Landlord Notice Address and Tenant Notice Address, respectively. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by certified mail in the manner aforesaid, shall be deemed to have been given three (3) days after mailing. Notices sent by overnight delivery shall be deemed to have been given the day after sending. Without intending to limit the generality of the foregoing requirement that all notices, demands and requests be in writing, there are certain provisions in this Lease where, for emphasis alone, such requirement is reiterated.

     34.12. Effective Date of this Lease. Unless otherwise expressly provided, all terms, conditions and covenants by Tenant contained in this Lease shall be effective as of the date first above written.

     34.13. Mechanics' Liens. In the event that any mechanics' or materialmen's lien, suit or claim shall at any time be filed against the Premises purporting to be for work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises through or under Tenant, Tenant shall cause the same to be dismissed and/or discharged of record or bonded within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged and/or dismissed or bonded within thirty (30) days after the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due; and the amount so paid by Landlord, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord, as Additional Rent, on the first day of the next succeeding month. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the land and improvements of which the Premises are a part.

     34.14. Waiver of Right of Redemption. Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right to restore the operation of this Lease under any present or future law in the event Tenant is dispossessed for any proper cause, or in the event Landlord shall obtain possession of the Premises pursuant to the terms of this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

     34.15. Mortgagee's Performance. If requested by any Mortgagee, Tenant shall give such Mortgagee written notice of any default by Landlord under this Lease and a reasonable opportunity to cure such default. Tenant shall accept performance of any of Landlord's obligations hereunder by any ground lessor or mortgagee relating to the financing of the Property.

     34.16. Mortgagee's Liability. No mortgagee or ground lessor relating to the financing of the Property, not in possession of the Premises or the Building, shall have any liability whatsoever hereunder.

     34.17. Schedules. Each writing or plat referred to herein as being attached hereto as a schedule or exhibit is hereby made a part hereof, with the same full force and effect as if such writing or plat were set forth in the body of this Lease.

     34.18. Time of Essence. Time shall be of the essence of this Lease with respect to the performance by Tenant of its obligations hereunder.

     34.19. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto. No amendments of this Lease entered into by Landlord and Tenant, as aforesaid, shall impair or otherwise affect the obligations of any guarantor of Tenant's obligations hereunder, all of which obligations shall remain in full force and effect and pertain equally to any such amendments, with the same full force and effect as if the substance of such amendments was set forth in the body of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                LANDLORD:
                                       ROUSE COMMERCIAL PROPERTIES, INC.

                                       By:      ROUSE OFFICE MANAGEMENT,
                                                INC., Authorized Agent

---------------------------            By:  /s/ Wayne A. Christman       (SEAL)
Assistant Secretary                        ----------------------------
                                                Vice President

ATTEST:                                TENANT:
                                       INPHONIC, INC


---------------------------            By:  /s/ David A. Steinberg       (SEAL)
Secretary of Corporation                   ----------------------------
                                                      CEO

Chart

                                   SCHEDULE C

                              RULES AND REGULATIONS

     1. Tenant shall not obstruct or encumber the Common Area, and the sidewalks, driveways, and other public portions of the Property (herein "Public Areas") and such Public Areas shall not be used for any purpose other than ingress and egress to and from its Premises. Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in party of the Public Areas. Tenant shall not invite to, or permit to visit, its Premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose. Landlord reserves the right to control, operate, restrict and regulate the use of the Common Areas, public facilities, and any facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of its Premises, without the consent of Landlord. Such window or door coverings must be of a quality, type, design and color approved by Landlord and further they must be installed in a manner approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only Building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

     3. Except as otherwise provided in the Lease, no sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the exterior or interior of the Premises or the Building or on doors without the prior approval of Landlord. Landlord shall review the size, color, style, content and location of any proposed signage. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which, in the sole judgment of Landlord, impairs the appearance, reputation, or the desirability of the Building. Upon Landlord's approval, Tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs. Further, approved signs shall be inscribed, painted or affixed by signmakers approved by Landlord at Tenant's sole cost. In the event of a violation of the foregoing by Tenant, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising or identifying sign. In the event that Tenant does not promptly correct said violation, Landlord may remove such signs without any liability, and may charge the expense incurred in such removal to the Tenant violating this Rule and Tenant hereby agrees to pay any such expense as Additional Rent.

     4. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the Premises within the Building.

     5. Nothing shall be done or permitted by Tenant which would impair or interfere with the use or enjoyment by any other occupant of the Building, including the playing of music.

     6. Nothing shall be done or permitted in the Premises and nothing shall be brought into, installed or kept in or about the Premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Building or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the Premises. Neither Tenant nor its employees, agents, licensees or invitees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises shall be procured only from Landlord and Landlord may make a reasonable charge therefor. Tenant shall, upon the termination of the Lease, turn over to Landlord all keys to the Premises. In the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacement locks and Tenant hereby agrees to pay said cost as Additional Rent.

     8. Any delivery or moving of any safes, freight, furniture, packages, boxes, crates or any other such object shall take place at such time and in such manner so as not to interfere with other occupants of the Building. Tenant hereby agrees to reimburse Landlord for extra costs incurred by Landlord including, but not limited to, Landlord's right to inspect all objects to be brought into the Building and to exclude from the Building any objects which may in Landlord's sole discretion violate the Lease and/or any of these Rules and Regulations. Tenant hereby agrees to pay any such costs as Additional Rent.

     No hand trucks shall be used for such moving activities except for those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

     9. If Tenant shall request Landlord to perform any work on the Premises or Property, Tenant shall make such request at the management office for the Building. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     10. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     11. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in Tenant's Premises, except for a household microwave oven or as is expressly permitted in the Lease, or otherwise consented to in writing by the Landlord.

     12. All paneling, doors, trim or other wood products not considered furniture shall be treated with fire-retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

     13. Whenever Tenant submits any plan, agreement or other document for the consent or approval of Landlord, Landlord may charge, on demand, a reasonable processing fee for the review thereof, which shall include the cost of any services of an architect, engineer or attorney employed by Landlord to review such plan, agreement or document. Tenant hereby agrees to pay any such processing fee as Additional Rent.

     14. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and locations of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval. Tenant shall not lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of buildees deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

     15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

     (a) the exclusive right to use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

     (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

     (c) the right to install and maintain a sign or signs on the exterior of the Building;

     (d) the exclusive right to use or dispose of the use of the roof of the Building;

     (e) the right to limit the space on the directory of the Building to be allotted to Tenant; and

     (f) the right to grant anyone the right to conduct any particular business or undertaking in the Building.

     16. Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

     17. Tenant shall not permit undue accumulations of garbage, trash, rubbish or any other refuse, and will keep such refuse in proper containers in the interior of the Tenant's Premises or other places designated by the Landlord.

     18. Tenant shall not conduct or permit any bankruptcy sales, unless directed by order of a court of competent jurisdiction, or any fictitious fire or going out of business sale.

     19. Landlord reserves the right to rescind, alter, waive or add any rule or regulation at any time prescribed for the Building when Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, the preservation of good order therein, the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation with respect to one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                          ROUSE OFFICE MANAGEMENT, INC

                             QUITCLAIM BILL OF SALE

     ROUSE COMMERCIAL PROPERTIES, INC., the Seller, in consideration of the sum of ONE DOLLAR AND NO CENTS ($1.00), received from INPHONIC, INC., the Buyer, hereby, on this February 26, 2001 day of February, 2001, sells to the Buyer the personal property located in the Premises known as Inglewood Tech I described as follows:

     Office furniture
     Computer accessories
     Light manufacturing equipment

          WITNESS our hands and seals this February 20, 2001 day of February, 2001.


SIGNED AND SEALED IN OUR PRESENCE


ATTEST:                                 SELLER:

                                        ROUSE COMMERCIAL PROPERTIES, INC.

                                        By:    ROUSE OFFICE MANAGEMENT, INC.

                                                /s/ Wayne A. Christman
----------------------------            --------------------------------------
Assistant Secretary                                  Vice President





                                   SHHEDULE D

                                   SCHEDULE X

                 METHOD OF BUILDING MEASUREMENT FOR OFFICE SPACE

I.   SINGLE-TENANCY FLOORS

     The Rental Area of a single-tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building as well as accessory areas within and exclusively serving only that floor, with their enclosing walls, toilets, janitors closets, electrical closets, air-conditioning rooms and fan rooms and telephone closets, together with twelve percent (12%) of the sum so determined as a "Common Area Factor". Rental Area will not include penetrations made by public stairs, fire towers, public elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts.

II.  DIVIDED FLOORS

     The Rental Area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finished surface of the corridor side of corridor partitions and from center to center of the partitions that separate the Premises from adjoining Rental Areas including columns and projections necessary to the Building together with twelve percent (12%) of the sum so determined as a "Common Area Factor".

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE is made and entered into as of May 29, 2002 by and between ROUSE COMMERCIAL PROPERTIES, LLC, a Maryland limited liability company ("Landlord") by ROUSE OFFICE MANAGEMENT, LLC, Managing Agent, and INPHONIC, INC., a Delaware corporation ("Tenant").

                                    RECITALS:

         A. Landlord and Tenant entered into a Lease dated February 26, 2001 (the "Lease"), or Premises containing approximately 34,929 square feet of Rental Area, in the building known as Inglewood Tech Center I (the "Original Premises");

         B. Effective December 30, 2001, Rouse Commercial Properties, LLC became the survivor corporation by merger with Rouse Commercial Properties, Inc. and Rouse Office Management, LLC became the survivor corporation by merger with Rouse Office Management, Inc.; and

         C. Landlord and Tenant desire to amend the Lease to increase the size of the Original Premises and to modify certain other particulars of the Lease as hereinafter set forth.

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), paid by Landlord and Tenant, each to the other, and the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Definitions. Unless otherwise set forth in this First Amendment to lease, all capitalized terms shall have the same meaning as set forth in the Lease.

         2. Term. The term of the Lease is hereby extended for a period of seven
(7) years ("Renewal Term"), commencing October 1, 2002 ("Renewal Date") and expiring September 30, 2009 ("Renewal Termination Date").

         Landlord and Tenant acknowledge and agree that Tenant has no further renewal options remaining, except for the renewal option stated in Section 8 below.

         3. Expansion of Premises. Effective as of August 1, 2002 (regardless of the status of the Tenant Improvements as defined below) ("Effective Date"); the Original Premises shall be expanded by the addition of an area containing 12,420 square feet of Rental Area on the first floor of the building known as Inglewood Tech Center 2 as identified on Schedule A-1 attached hereto and made a part hereof ("Additional Premises"). The Premises shall thereafter be comprised of a total Rental Area of 47,349 square feet as identified on Schedule A-2 ("Premises"). As of the Effective Date, Schedule A-2 shall supersede and replace the Schedule A attached to the lease and thereafter all references to the Premises contained in the Lease shall refer to the Premises as hereby increased in size and identified below:

         Premises:

         Original Premises: 34,929 square feet on the first floor of Inglewood Tech Center 1

         Additional Premises: 12,420 square feet on the first floor of Inglewood Tech Center 1

         Total Square Footage of Premises:  47,349 square feet.

         4. Rent for Premises:

         (A) Effective as of June 1, 2002 through September 30, 2002, the Annual Basic Rent payable by Tenant to Landlord for the Original Premises shall be increased and amended as follows:

             Period                   PSF Basic Rent               Annual Basic Rent          Monthly Installments
         6/1/02-9/30/02                  $5.92                        $206,779.68                  $17,231.54


         (B) As of the Effective Date through the Renewal Termination Date and in addition to the Rent payable for the Original Premises, the Annual Basic Rent payable by Tenant to Landlord for the Additional Premises shall be as follows:


             Period                   PSF Basic Rent               Annual Basic Rent          Monthly  Installments
         8/1/02-9/30/03                  $8.00                        $99,360.00                   $8,280.06
         10/1/03-9/30/04                 $8.24                        $102,340.80                  $8,528.46
         10/1/04-9/30/05                 $8.49                        $105,445.80                  $8,787.15
         10/1/05-9/30/06                 $8.74                        $108,550.80                  $9,045.96
         10/1/06-9/30/07                 $9.00                        $111,780.00                  $9,315.06
         10/1/07-9/30/08                 $9.27                        $115,133.40                  $9,594.45
         10/1/08-9/30/09                 $9.55                        $118,611.00                  $9,884.25

         (C) As of the Renewal Date through the Renewal Termination Date, and in addition to the Rent Payable for the Additional Premises, the Annual Basic Rent payable by Tenant to Landlord for the Original Premises shall be as follows:

             Period                   PSF Basic Rent               Annual Basic Rent          Monthly  Installments
         10/1/02-9/30/03                 $8.00                        $279,432.00                  $23,286.00
         10/1/03-9/30/04                 $8.24                        $287,814.96                  $23,984.58
         10/1/04-9/30/05                 $8.49                        $296,547.21                  $24,712.27
         10/1/05-9/30/06                 $8.74                        $305,279.46                  $25,439.94
         10/1/06-9/30/07                 $9.00                        $314,361.00                  $26,196.73
         10/1/07-9/30/08                 $9.27                        $323,791.83                  $26,982.65
         10/1/08-9/30/09                 $9.55                        $333,571.95                  $27,797.66

         5. Tenant Improvements to the Original Premises and Additional Premises. Landlord hereby grants to Tenant the right to make interior improvements to the Original Premises and Additional Premises ("Tenant Improvements"), subject to the terms and conditions hereinafter set forth.

         Prior to the commencement of the work for the Tenant Improvements, Tenant shall: (a) obtain Landlord's written approval of comprehensive plans and specifications for such work, which approval shall not be unreasonably withheld (the "Construction Documents"); (b) obtain landlord's approval of Tenant's general contractor, which approval shall not be unreasonably withheld; (c) deposit with Landlord all policies or certificates of insurance required by the provisions of Section 16 of the Lease; and (d) have in its possession the permits and licenses necessary for the Tenant Improvements. Tenant shall conduct its work for the Tenant Improvements in the Original Premises and Additional Premises in accordance with the Construction Regulations attached as Schedule D and shall proceed diligently to complete the Tenant Improvements. At the time Landlord approves the Construction Documents, Landlord shall notify Tenant of the Tenant Improvements that will need to be removed at the expiration or termination of the Lease in the Original Premises and Additional Premises. In addition, Landlord agrees that Tenant shall not be required to remove any of the improvements that already exist within the Original Premises as of the Effective Date.

         Notwithstanding approval of the Construction Documents by Landlord, Tenant shall not be entitled to rely upon such approval as assurance that the Construction Documents comply with all applicable codes, rules, regulations and guidelines of all appropriate government agencies.

         Prior to the date of delivery of the Additional Premises by Landlord to Tenant, Landlord and Tenant shall conduct a joint inspection of the Additional Premises. At the time of said inspection, Tenant shall have the right to have a mechanical contractor or service company inspect the HVAC system for the Additional Premises in order to ensure that the HVAC system is in good working order.

         Tenant agrees to accept the Additional Premises in its as-is condition as of the date of delivery of the Additional Premises by Landlord to Tenant and further acknowledges that Landlord is not obligated to provide any improvements whatsoever to the Original Premises and Additional Premises, except for Landlord's Work stated in Section 7 below.

         Tenant's occupancy of the Additional Premises for the purpose of making the Tenant Improvements shall be deemed to constitute acceptance of the Additional Premises and acknowledgement by Tenant that Landlord has fully complied with its obligations hereunder.

         Notwithstanding anything to the contrary contained in this Amendment, in the event that Tenant completes the Tenant Improvements prior to August 1, 2002, however, no earlier than July 1, 2002, Tenant will be permitted to occupy the Additional Premises prior to the Effective Date. During this period, Tenant shall perform all of its covenants and obligations contained in the Lease including, without limitation, those obligations relating to insurance and indemnification, except for the obligation to pay Rent, which shall begin on the Effective Date.

         6. Tenant Allowance. Landlord agrees to reimburse Tenant solely for costs incurred by Tenant in making the Tenant Improvements (including permanent cabling) in an amount not to exceed Four Hundred Seventy-Three Thousand Four Hundred Ninety Dollars and No Cents

($473,490.00) which shall include Landlord's construction management fee of three percent (3%). Tenant may also use a portion of the Tenant Allowance, however, not to exceed Two Dollars and No Cents ($2.00) per square foot for costs incurred by Tenant for purchasing and installing Tenant's systems furniture. Payment shall be made within thirty 930) days after Tenant delivers to Landlord the following: (a) copies of invoices and receipts for work done and all sums paid for the Tenant Improvements and (b) mechanics lien waivers executed by all of Tenant's contractors, subcontractors and materialmen performing work in or applying materials to the Premises on Tenant's behalf for the Tenant Improvements. Any excess of the Tenant Allowance over the total cost of constructing the Tenant Improvements shall belong solely to Landlord.

         7. Landlord's Work. Prior to the commencement of the Tenant Improvements, Landlord agrees, at its sole cost, to remove the existing refrigeration equipment in the Additional Premises that was left by a prior tenant ("Landlord's Work"). Landlord hereby agrees that the Landlord's Work shall be completed on or before May 31, 2002.

         8. Option to Renew. Provided Tenant is in possession of the Premises and is not in default of any term, covenant or condition of the Lease, Tenant shall here the option to renew the Term of the Lease for one (1) additional period of five (5) years ("Second Renewal Term") to commence immediately upon the expiration of the Removal Term.

         Said Second Renewal Term shall be upon the same terms, covenants and conditions as contained in the Lease, except that (i) the Annual Basic Rent during said Second Renewal Term shall be at the "Prevailing Market Rate", (ii) there shall be no further option to renew except as specifically provided herein, (iii) there shall be no abatement of rent, and (iv) Landlord shall not be obligated to construct, pay for or grant an allowance with respect to tenant improvements unless otherwise specifically provided for in the Lease. "Prevailing Market Rate" shall mean the current market rental rate for the Premises as determined by Landlord but shall not be more than the rate at which Landlord would offer such space or space of approximately the same size and location of a third party, provided however that if said third party were to receive any construction and/or tenant improvement allowance them the Prevailing Market Rate shall take into account Landlord's cost of provided the same. In no event, however, shall the Annual Basic Rent during the Second Renewal Term be less than the Annual Basic Rent reserved under the Lease for the Rental Year immediately preceding the Second Renewal Term for which the determination is being made.

         In order to exercise the option granted herein, Tenant shall notify Landlord, in writing , so earlier than eighteen (18) months nor later than twelve (12) months prior to the expiration of the Renewal Term. On receipt of such notice, Landlord will, in writing, not later than thirty (30) days after receipt of the notice from Tenant, quote to Tenant what the new Annual Basic Rent will be for the Second Renewal Term. Tenant shall then notify Landlord, in writing, not later than fifteen (15) days after notice received of such Annual Basic Rent, as to whether or not it will exercise the option herein granted and if no such notice of exercise of the option is received, the option shall be deemed waived. In the event Tenant exercises the option, Landlord and Tenant shall execute a modification to the Lease acknowledging such renewal and setting forth the new Annual Basic Rent.

         The option shall be void if, at the time of execution of such option, Tenant is not in possession of the Premises or if there is an Event of Default under the Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Leases, separately sold, assigned or transferred.

         9. Right of First Offer. Subject to the provisions set forth hereinafter and subject to the superior rights of third parties including without limitation, the renewal options of existing tenants, Tenant shall have a one-time right to first offer to lease from Landlord approximately 16,738 square feet of adjacent space in the Building that is currently leased to an existing tenant, US Express, as identified on Schedule A-3 (the "Expansion Premises"), on the same terms as contained in the Lease for the Premises, except that the Annual Basic Rent for the Expansion Premises shall be at the Prevailing Market Rate for such space, which is defined as the current market rental rate for the Expansion Premises, as determined by Landlord, but not more than the rate at which Landlord would offer such space to any third party.

         Tenant shall exercise its right of first offer by written notice to Landlord within fifteen (15) days following receipt of written notice from Landlord that the Expansion Premises is available for lease and the Prevailing Market Rate for the Expansion Premises. In the event that Tenant exercise the right granted herein, Landlord and Tenant shall enter into an amendment to the Lease to incorporate the Expansion Premises and to make necessary adjustments to the Annual Basic Rent and similarly affected provisions of the Lease. In the event Tenant declines to exercise its right as above provided for, or fails to deliver notice thereof within the time period stipulated above, or fails to execute the requisite amendment to the Lease, this right of first offer shall lapse and be of no further force and effect.

         The foregoing right of first offer shall not be severed from the Lease or separately sold, assigned or transferred and shall be subject to the following additional conditions, namely; (a) that the lease term for any additional space shall run concurrently with the Lease; (b) that the rental for the Expansion Premises shall be at the Prevailing Market Rate; (c) that there shall be no abatement of rent; (d) that, unless otherwise set forth in this Section, Landlord shall not be obligated to construct, pay for or grant an allowance with respect to tenant improvements; (d) that, at the time that Tenant exercises this right of first offer for any additional space, Tenant shall not be in default of any term, covenant or obligation of the Lease; (e) that, at the time Tenant exercises this right of first offer, Tenant shall be in occupancy and possession of the Premises (f) that Landlord and Tenant shall enter into an amendment to the Lease to incorporate the Expansion Premises and make corresponding modifications to the provisions of the Lease regarding Annual Basic Rent and Base Operating Costs, and (g) the holders of any superior rights to the Expansion Premises have not exercised such rights.

         10. Early Termination of Lease. Tenant anticipates that its business operation may grow during the Renewal Term and such growth could require Tenant to need additional space. In the event Tenant notifies Landlord in writing, requesting additional space consisting of 11,837 contiguous square feet or more and Landlord is unable to accommodate Tenant's expansion requirements within one of the following buildings: Inglewood Tech Center 1, 2, 3, 4, or 5, Tenant shall have the right to terminate the Lease at the end of the Fourth Rental Year of the Renewal Term, provided Tenant is not in default of any term, covenant or condition of the Lease.

         Tenant shall exercise the right granted herein by delivering written notice to Landlord of its intention to terminate twelve (12) months prior to the date Tenant intends to terminate. Failure by Tenant to deliver such written notice within the time period stipulated herein shall constitute a waiver of tenant's right of termination.

         If Tenant elects to terminate the Lease as provided herein, Tenant shall pay to Landlord as Additional Rent, an early termination fee in an amount equal to due unamortized costs of the Tenant Improvements, which sum shall be calculated on a straight-line basis over the Renewal Term; plus (i) that portion of the broker's commission due for the remainder of the Renewal Term (based upon a total broker's commission of $70,038.33), and (ii) an amount equal to three
(3) months of the Annual Basic Rent for the Fifth Rental Year of the Renewal term. Upon receipt of Tenant's notice exercising its right to terminate, Landlord will notify Tenant of the exact amount of termination fee due. Tenant shall have fifteen (15) days from the date of such notice to pay the specified termination fee. If such termination fee is not paid to Landlord within said fifteen day period, Tenant's notice exercising its right to terminate the Lease shall be deemed void and inoperative.

         If this Lease is terminated as provided herein, the parties agree to execute an instrument which confirms and effects a release and surrender of all right title and interest in and to the Premises pursuant to the terms of the Lease and otherwise.

         11. Assignment and Subletting. Section 25.1 of the Lease is hereby amended by adding to the following paragraph:

         "Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a sublet or assignment of the Lease by Tenant provided that: (a) the proposed transferee has a financial capacity and net worth sufficient to fulfill the terms of this Lease, as reasonably determined by Landlord based on financial information about such transferee provided by Tenant or such transferee provided by Tenant or such transferee; (b) the proposed use of the Premises by the proposed transferee is permitted by this Lease and is compatible with the operation of the Building; (c) the proposed transferee is not an existing tenant in the Building or was not a prospect for any other building six (6) months prior to the proposed Transfer (nor an existing tenant in or prospect for any other building owned or operated by Landlord in the Business Community), and (d) an Event of Default does not exist under this Lease. The foregoing shall not be severed from the Lease or separately sold, assigned or transferred."

         12. License for Communications Equipment. As of the Effective date, Landlord hereby grants to Tenant, a non-exclusive revocable license (the "License") upon and through the Property, to install, inspect, maintain, repair, remove, and/or replace telecommunications and data transmission lines, and related equipment and facilities inside a conduit (collectively "Equipment"), at Tenant's sole cost and expense, in accordance with comprehensive plans and specifications prepared by Tenant and approved in writing by Landlord which shall be attached here to as Schedule E. Said License shall be subject to the terms and conditions stated below.

         (a) Tenant shall obtain pay for all building permits, or other required governmental licenses or permits, necessary for its Equipment.

         (b) Tenant will install its Equipment in such a manner as to not unreasonably interrupt to Property's normal operations. Tenant will repair any and all damage that it causes to the Property, to as good or better condition than existed immediately prior to the time of damage.

         (c) Tenant shall be the sole owner of the Equipment and Tenant, at its sole cost and expenses, may remove the Equipment by providing advance notice to landlord and coordinating the removal in a manner reasonably satisfactory to Landlord; provided that, Tenant shall repair any and all damage done to the Property during removal.

         (d) All installation of the Equipment shall be undertaken in a workmanlike manner and Tenant shall keep the Property and the adjacent areas clean and free from trash, debris and dirt resulting from such installation.

         (e) The operation of the Equipment installed by Tenant shall not interfere with the quiet enjoyment of the tenants and occupants of the Property or other telecommunications systems presently in use.

         (f) Tenant may use a portion of the Tenant Allowance to pay for the cost of the Equipment.

         13. Broker. Landlord and Tenant acknowledge, represent and warrant each to the other that, except for Grubb & Ellis of Metropolitan Washington, DC, no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon execution of this lease and predicated upon a breach of the above representation and warranty.

         14. Full Force and Effect. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                  LANDLORD:
                                         ROUSE COMMERCIAL PROPERTIES, LLC

                                         By:     ROUSE OFFICE MANAGEMENT,
                                                 LLC, Managing Agent

-----------------------------            By:  /s/ Wayne A. Christman
Assistant Secretary                           ------------------------------
                                                  Vice President



ATTEST:                                  TENANT:
                                         INPHONIC, INC.



  /s/ Donald Charlton                    By:  /s/ Frank Bennett III
-----------------------------                -----------------------------
Secretary of Corporation                        Chief Operating Officer

                                   SCHEDULE D
                              RULES AND REGULATIONS
                     APPLICABLE TO TENANT CONSTRUCTION WORK

1. These rules and regulations shall apply to all improvement work approved by Landlord and performed by Tenant in the Premises, including, without limitation, the following:

    A. Removal, relocation, installation or refinishing of walls, doors, modular systems, etc.
    B. Removal, relocation or installation of electrical, coaxial or telephone outlets and cable.
    C. Removal, relocation or installation of HVAC or plumbing ductwork and piping.
    D.  Carpet installation, replacement or repair.

2. Contractor Approval - Tenant shall submit to Landlord for its prior approval the names of all contractors who Tenant employs to perform work in the Premises.

3. Contractor Parking - Tenant shall insure that its contractors and their employees shall park only in those areas designated by Landlord.

4. Building Access - Contractors shall have access to the Building only through those entrances and at such times as Landlords shall designate.

5.  Contractors shall sign in an out at front desk.

6. Tenant Areas Access - Tenant shall be responsible for providing contractor access to Tenant areas.

7. Deliveries - All deliveries of supplies and materials shall be made via the outside loading dock or garage loading dock. No deliveries will be permitted through front and side entrances and first floor lobby except in special circumstances and only with Landlord's prior approval. Supplies and materials shall be transported to the appropriate floor via the construction elevator which shall be locked off for contractors use, when needed. The same procedure shall be followed for removal of materials and supplies from Tenant areas and the Building. Deliveries will be made between 8:30 and 11:30 a.m. and 1:30 and 4:30 p.m.

8. Storage - Materials and supplies shall be stored within Tenant work areas. There shall be no exceptions without Landlord's approval.

9. Utility Interruptions - any interruptions of water, fire alarms, sprinklers, gas, plumbing and automation system, electric service related to Tenant alterations must be scheduled in advance and approved by landlord.

10. Debris Removal - Tenant shall cause it contractors to remove and dispose of all construction debris from Tenant areas and the building. Landlord's compactor shall not be used for construction debris disposal. If needed, contractors shall be responsible for supplying construction dumpsters with location of the dumpsters approved by the Landlord.

    (a) Tenant shall obtain and pay for all building permits, or other required governmental licenses or permits, necessary for its Equipment.

    (b) Tenant will install its Equipment in such a manner as to not unreasonably interrupt the Property's normal operations. Tenant will repair any and all damage that it causes to the Property, to as good or better condition than existed immediately prior to the time of damage.

    (c) Tenant shall be the sole owner of the Equipment, and Tenant, at its sole cost and expense, may remove the Equipment by providing advance written notice to Landlord and coordinating the removal in a manner reasonably satisfactory to Landlord; provided that, Tenant shall repair any and all damages done to the Property during the removal.

    (d) All installation of the Equipment shall be undertaken in a workmanlike manner and Tenant shall keep the Property and the adjacent areas clean and free from trash, debris and dirt resulting from such installation.

    (e) The operation of the Equipment installed by Tenant shall not interfere with the quiet enjoyment of the tenants and occupants of the Property or other telecommunications systems presently in use.

    (f) Tenant may use a portion of the Tenant Allowance to pay for the cost of the Equipment.

13. Broker. Landlord and Tenant acknowledge, represent and warrant each to the other that, except for Grubb & Ellis of Metropolitan Washington, DC, no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon execution of this lease and predicated upon a breach of the above representation and warranty.

14. Full Force and Effect. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



ATTEST:                                  LANDLORD:
                                         ROUSE COMMERCIAL PROPERTIES, LLC

                                         By:     ROUSE OFFICE MANAGEMENT,
                                                 LLC, Managing Agent


--------------------------------         By:    /s/ Wayne A. Christman
Assistant Secretary                           ------------------------------
                                                    Vice President